RECOGNITION AND RETENTION PLAN FOR

                    OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES

                                       OF

                          DIME COMMUNITY BANCORP, INC.






                         ------------------------------









                           ADOPTED ON OCTOBER 8, 1996
                        EFFECTIVE AS OF DECEMBER 26, 1996
                          INCORPORATING AMENDMENT NO. 1



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                                TABLE OF CONTENTS
                                -----------------

                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------

SECTION 1.1       GENERAL PURPOSE OF THE PLAN...................................................................  1


                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

SECTION 2.1       AWARD.........................................................................................  1
SECTION 2.2       AWARD DATE....................................................................................  1
SECTION 2.3       BANK..........................................................................................  1
SECTION 2.4       BENEFICIARY...................................................................................  1
SECTION 2.5       BOARD.........................................................................................  1
SECTION 2.6       CHANGE OF CONTROL.............................................................................  1
SECTION 2.7       CODE..........................................................................................  3
SECTION 2.8       COMMITTEE.....................................................................................  3
SECTION 2.9       COMPANY.......................................................................................  3
SECTION 2.10      DISABILITY....................................................................................  3
SECTION 2.11      DISINTERESTED BOARD MEMBER....................................................................  3
SECTION 2.12      EFFECTIVE DATE................................................................................  3
SECTION 2.13      ELIGIBLE DIRECTOR.............................................................................  3
SECTION 2.14      ELIGIBLE EMPLOYEE.............................................................................  3
SECTION 2.15      EMPLOYER......................................................................................  3
SECTION 2.16      EXCHANGE ACT..................................................................................  3
SECTION 2.17      OTS REGULATIONS...............................................................................  4
SECTION 2.18      PERSON........................................................................................  4
SECTION 2.19      PLAN..........................................................................................  4
SECTION 2.20      SHARE.........................................................................................  4
SECTION 2.21      TRUST.........................................................................................  4
SECTION 2.22      TRUST AGREEMENT...............................................................................  4
SECTION 2.23      TRUST FUND....................................................................................  4
SECTION 2.24      TRUSTEE.......................................................................................  4


                                   ARTICLE III

                           SHARES AVAILABLE UNDER PLAN

SECTION 3.1       SHARES AVAILABLE UNDER PLAN...................................................................  4

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                                       (i)


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                                   ARTICLE IV

                                 ADMINISTRATION

SECTION 4.1       COMMITTEE.....................................................................................  5
SECTION 4.2       COMMITTEE ACTION..............................................................................  5
SECTION 4.3       COMMITTEE RESPONSIBILITIES....................................................................  5


                                    ARTICLE V

                                 THE TRUST FUND

SECTION 5.1       CONTRIBUTIONS.................................................................................  6
SECTION 5.2       THE TRUST FUND................................................................................  6
SECTION 5.3       INVESTMENTS...................................................................................  6


                                   ARTICLE VI

                                     AWARDS

SECTION 6.1       TO ELIGIBLE DIRECTORS.........................................................................  6
SECTION 6.2       TO ELIGIBLE EMPLOYEES.........................................................................  7
SECTION 6.3       AWARDS IN GENERAL.............................................................................  7
SECTION 6.4       SHARE ALLOCATIONS.............................................................................  7
SECTION 6.5       DIVIDEND RIGHTS...............................................................................  7
SECTION 6.6       VOTING RIGHTS.................................................................................  8
SECTION 6.7       TENDER OFFERS.................................................................................  8
SECTION 6.8       LIMITATIONS ON AWARDS.........................................................................  9


                                   ARTICLE VII

                       VESTING AND DISTRIBUTION OF SHARES

SECTION 7.1       VESTING OF SHARES GRANTED TO ELIGIBLE DIRECTORS............................................... 10
SECTION 7.2       VESTING OF SHARES GRANTED TO ELIGIBLE EMPLOYEES............................................... 10
SECTION 7.3       DESIGNATION OF BENEFICIARY.................................................................... 11
SECTION 7.4       MANNER OF DISTRIBUTION........................................................................ 11
SECTION 7.5       TAXES......................................................................................... 11

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                                      (ii)


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                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

SECTION 8.1       TERMINATION................................................................................... 12
SECTION 8.2       AMENDMENT..................................................................................... 12
SECTION 8.3       ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION......................................... 12


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1       STATUS AS AN EMPLOYEE BENEFIT PLAN............................................................ 13
SECTION 9.2       NO RIGHT TO CONTINUED EMPLOYMENT.............................................................. 13
SECTION 9.3       CONSTRUCTION OF LANGUAGE...................................................................... 13
SECTION 9.4       GOVERNING LAW................................................................................. 13
SECTION 9.5       HEADINGS...................................................................................... 13
SECTION 9.6       NON-ALIENATION OF BENEFITS.................................................................... 14
SECTION 9.7       NOTICES....................................................................................... 14
SECTION 9.8       APPROVAL OF SHAREHOLDERS...................................................................... 14
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                                      (iii)

RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
----------------------------------------------------------------------------
                                       OF
                                       --
                          DIME COMMUNITY BANCORP, INC.
                          ----------------------------



                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------


                  SECTION 1.1       GENERAL PURPOSE OF THE PLAN.

                  The purpose of the Plan is to promote the growth and profitability of Dime Community Bancorp, Inc. and to provide eligible directors, certain key officers and employees of Dime Community Bancorp, Inc. with an incentive to achieve corporate objectives, to attract and retain directors, key officers and employees of outstanding competence and to provide such directors, officers and employees with an equity interest in Dime Community Bancorp, Inc.



                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------


                  The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

                  SECTION 2.1 AWARD means a grant of Shares to an Eligible Director or Eligible Employee pursuant to section 6.1 or 6.2.

                  SECTION 2.2 AWARD DATE means, with respect to a particular Award, the date specified by the Committee in the notice of the Award issued to the Eligible Director or Eligible Employee by the Committee, pursuant to section
6.1 or 6.2.

                  SECTION 2.3 BANK means The Dime Savings Bank of Williamsburgh, a federally chartered stock savings bank, and any successor thereto.

                  SECTION 2.4 BENEFICIARY means the Person designated by an Eligible Director or Eligible Employee pursuant to section 7.3, to receive distribution of any Shares available for distribution to such Eligible Director or Eligible Employee, in the event such Eligible Director or Eligible Employee dies prior to receiving distribution of such Shares.

                  SECTION 2.5 BOARD means the Board of Directors of the Company.

                  SECTION 2.6 CHANGE OF CONTROL means any of the following events:



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                                       -2-


                  (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

                  (b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act); or

                  (c)      the shareholders of the Company approve either:

                           (i) a merger or consolidation of the Company with any
                  other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                                    (A) either (I) the members of the Board of
                           the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

                                    (B) the entity which results from such
                           merger or consolidation expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

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                                       -3-


                           (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

                  (d) any event that would be described in section 2.6(a), (b) or (c) if "the Bank" were substituted for "the Company" therein.

                  SECTION 2.7 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

                  SECTION 2.8 COMMITTEE means the Committee described in section 4.1.

                  SECTION 2.9 COMPANY means Dime Community Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

                  SECTION 2.10 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

                  SECTION 2.11 DISINTERESTED BOARD MEMBER means a member of the Board who (a) is not a current employee of the Company or a subsidiary, (b) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or
(b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act.

                  SECTION 2.12 EFFECTIVE DATE means December 26, 1996.

                  SECTION 2.13 ELIGIBLE DIRECTOR means a member of the board of directors of the Employer who is not also an employee of the Employer.

                  SECTION 2.14 ELIGIBLE EMPLOYEE means any employee whom the Committee may determine to be a key officer or employee of the Employer and select to receive an Award pursuant to the Plan.

                  SECTION 2.15 EMPLOYER means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Employee or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

                  SECTION 2.16 EXCHANGE ACT means the Securities and Exchange Act of 1934, as amended.

                  SECTION 2.17 OTS REGULATIONS means the regulations issued by the Office of Thrift Supervision and applicable to the Plan, the Bank or the Company.

                  SECTION 2.18 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

                  SECTION 2.19 PLAN means the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc. as amended from time to time.

                  SECTION 2.20 SHARE means a share of common stock of Dime Community Bancorp, Inc., par value $.01 per share.

                  SECTION 2.21 TRUST means the legal relationship created by the Trust Agreement pursuant to which the Trustee holds the Trust Fund in trust. The Trust may be referred to as the "Recognition and Retention Plan Trust of Dime Community Bancorp, Inc."

                  SECTION 2.22 TRUST AGREEMENT means the agreement between Dime Community Bancorp, Inc. and the Trustee therein named or its successor pursuant to which the Trust Fund shall be held in trust.

                  SECTION 2.23 TRUST FUND means the corpus (consisting of contributions paid over to the Trustee, and investments thereof), and all earnings, appreciations or additions thereof and thereto, held by the Trustee under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

                  SECTION 2.24 TRUSTEE means the Trustee of the Trust Fund from time to time in office. The Trustee shall serve as Trustee until it is removed or resigns from office and is replaced by a successor Trustee or Trustees appointed by Dime Community Bancorp, Inc.



                                   ARTICLE III
                                   -----------

                           SHARES AVAILABLE UNDER PLAN
                           ---------------------------


                  SECTION 3.1 SHARES AVAILABLE UNDER PLAN.

                  The maximum number of Shares under the Plan shall be 581,900. An aggregate maximum of 174,570 Shares may be granted to Eligible Directors, with a maximum of 29,095 granted to any one Eligible Director.

                                   ARTICLE IV
                                   ----------

                                 ADMINISTRATION
                                 --------------


                  SECTION 4.1       COMMITTEE.

                  The Plan shall be administered by the members of the Compensation Committee of Dime Community Bancorp, Inc. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.


                  SECTION 4.2       COMMITTEE ACTION.

                  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.


                  SECTION 4.3       COMMITTEE RESPONSIBILITIES.

                  Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

                  (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

                  (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

                  (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                    ARTICLE V
                                    ---------

                                 THE TRUST FUND
                                 --------------


                  SECTION 5.1       CONTRIBUTIONS.

                  Dime Community Bancorp, Inc. shall contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by Eligible Directors or Eligible Employees shall be permitted.



                  SECTION 5.2       THE TRUST FUND.

                  The Trust Fund shall be held and invested under the Trust Agreement with the Trustee. The provisions of the Trust Agreement shall include provisions conferring powers on the Trustee as to investment, control and disbursement of the Trust Fund, and such other provi sions not inconsistent with the Plan as may be prescribed by or under the authority of the Board. No bond or security shall be required of any Trustee at any time in office.


                  SECTION 5.3       INVESTMENTS.

                  The Trustee shall invest the Trust Fund in Shares and in such other investments as may be permitted under the Trust Agreement, including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee; PROVIDED, HOWEVER, that in no event shall the Trust Fund be used to purchase more than 581,900 Shares. Notwithstanding the immediately preceding sen tence, the Trustee may temporarily invest the Trust Fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the Trustee may retain the Trust Fund uninvested or may sell assets of the Trust Fund to provide amounts required for purposes of the Plan.



                                   ARTICLE VI
                                   ----------

                                     AWARDS
                                     ------


                  SECTION 6.1       TO ELIGIBLE DIRECTORS.

                  On the Effective Date, each Person who is then an Eligible Director shall be granted an Award of 15,870 Shares.

                  SECTION 6.2       TO ELIGIBLE EMPLOYEES.

                  Subject to section 6.8 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee may be granted an Award shall be determined by the Committee in its discretion; PROVIDED HOWEVER, that in no event shall the number of Shares allocated to an Eligible Employee in an Award exceed the number of Shares then held in the Trust and not allocated in connection with other Awards.


                  SECTION 6.3       AWARDS IN GENERAL.

                  Any Award shall be evidenced by a written notice issued by the Committee to the Eligible Director or Eligible Employee, which notice shall:

                  (a)      specify the number of Shares covered by the Award;

                  (b)      specify the Award Date;

                  (c) specify the dates on which such Shares shall become available for distribution to the Eligible Director or Eligible Employee, in accordance with sec tions 7.1 and 7.2; and

                  (d) contain such other terms and conditions not inconsistent with the Plan as the Board may, in its discretion, prescribe.


                  SECTION 6.4       SHARE ALLOCATIONS.

                  Upon the grant of an Award to an Eligible Director or Eligible Employee, the Committee shall notify the Trustee of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Trustee shall reflect that such number of Shares are being held for the benefit of the Award recipient.


                  SECTION 6.5       DIVIDEND RIGHTS.

                  (a) Any cash dividends or distributions declared and paid with respect to Shares in the Trust Fund that are, as of the record date for such dividend, allocated to an Eligible Director or Eligible Employee in connection with an Award shall be held in the Trust Fund and distributed to such Eligible Director or Eligible Employee (with any earnings attributable thereto) at the same time as the related Shares. Any cash dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated to any Eligible Director or Eligible Employee in connection with any Award shall, at the direction of the Committee, be held in the Trust or used to pay the administrative expenses of the Plan, including any compensation due to the Trustee.

                  (b) Any dividends or distributions declared and paid with respect to Shares in property other than cash shall be held in the Trust Fund. If, as of the record date for such dividend or distribution, the Shares with respect to which it is paid are allocated to an Eligible Director or Eligible Employee in connection with an Award, the property so distributed shall be similarly allocated such Eligible Director or Eligible Employee in connection with such Award and shall be held for distribution or forfeiture in accordance with the terms and conditions of the Award.


                  SECTION 6.6       VOTING RIGHTS.

                  (a) Each Eligible Director or Eligible Employee to whom an Award has been made that is not fully vested shall have the right to direct the manner in which all voting rights appurtenant to the Shares related to such Award will be exercised while such Shares are held in the Trust Fund. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director or Eligible Employee, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

                  (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all voting rights appurtenant to such Shares shall be exercised by the Trustee in such manner as the Committee shall direct to reflect the voting directions given by Eligible Director or Eligible Employees with respect to Shares allocated in connection with their Awards.

                  (c) The Committee shall furnish, or cause to be furnished, to each Eligible Director or Eligible Employee, all annual reports, proxy materials and other information furnished by Dime Community Bancorp, Inc., or by any proxy solicitor, to the holders of Shares.


                  SECTION 6.7       TENDER OFFERS.

                  (a) Each Eligible Director or Eligible Employee to whom an Award has been made that is not fully vested shall have the right to direct, with respect to the Shares related to such Award, the manner of response to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director or Eligible Employee, then the Shares shall not be tendered or exchanged.

                  (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all responses to tender, exchange and other offers appurtenant to such Shares shall be given by the Trustee in such manner as the Committee shall direct to reflect the responses given by Eligible Director or Eligible Employees with respect to Shares allocated in connection with their Awards.

                  (c) The Committee shall furnish, or cause to be furnished, to each Eligible Director or Eligible Employee, all information furnished by the offeror to the holders of Shares.


                  SECTION 6.8       LIMITATIONS ON AWARDS.

         (a)      Notwithstanding anything in the Plan to the contrary:

                  (i) No Award shall be granted under the Plan prior to the earlier of the date on which the Plan is approved by shareholders pursuant to section 9.8 or June 27, 1997;

                  (ii) No Eligible Employee may be granted Awards covering in excess of 145,475 Shares;

                  (iii) each Award shall become vested and distributable as follows:

                           (A) prior to the February 1 following the first
                  anniversary of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Award shall not be vested;

                           (B) on the February 1 following the first anniversary
                  of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Award will be vested as to twenty percent (20%) of the Shares subject to the Award when granted;

                           (C) on the February 1 following the second
                  anniversary of the date on which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

                           (D) on the February 1 following the third anniversary
                  of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

                           (E) on the February 1 following the fourth
                  anniversary of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted; and

                           (F) on the February 1 following the fifth anniversary
                  of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

         PROVIDED, HOWEVER, that such an Award shall become fully vested on the date of the Award holder's death or Disability; and PROVIDED, FURTHER, that the Committee may establish a different vesting schedule if not inconsistent with section 563b.3(g) of OTS Regulations.

                  (b) An Award by its terms shall not be transferable by the Eligible Director or Eligible Employee other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient.



                                   ARTICLE VII
                                   -----------

                       VESTING AND DISTRIBUTION OF SHARES
                       ----------------------------------


                  SECTION 7.1       VESTING OF SHARES GRANTED TO ELIGIBLE
                                    DIRECTORS.

                  The Shares subject to each Award granted to Eligible Directors under the Plan shall become vested as follows: (i) twenty percent (20%) of such Shares shall become vested upon the February 1 following the first anniversary of the date the Plan is approved by shareholders pursuant to section 9.8; (ii) 20% of such Shares shall become vested upon the February 1 following the second anniversary of the date the Plan is approved by shareholders pursuant to section 8.8; (iii) 20% of such Shares shall become vested upon the February 1 following the third anniversary of the date the Plan is approved by shareholders pursuant to section 8.8; (iv) 20% of such Shares shall become vested upon the February 1 following the fourth anniversary of the date the Plan is approved by shareholders pursuant to section 8.8; and (v) 20% of such Shares shall become vested upon the February 1 following the fifth anniversary of the date the Plan is approved by shareholders pursuant to section 8.8; PROVIDED, HOWEVER, that the Eligible Director has remained a director of the Employer during the entire period commencing with the date the Plan is approved by shareholders pursuant to section 8.8 and ending on the applicable anniversary of the date of shareholder approval; AND PROVIDED, FURTHER, an Award shall become 100% vested upon the Award holder's death or Disability.


                  SECTION 7.2       VESTING OF SHARES GRANTED TO ELIGIBLE
                                    EMPLOYEES.

                  Subject to section 6.8 and the terms and conditions of the Plan, each Award to an Eligible Employee made under the Plan shall become vested at the times and upon the conditions specified by the Committee in the Award notice; PROVIDED, HOWEVER, that an Award shall become fully vested on the date of the Award holder's death or Disability.

                  SECTION 7.3       DESIGNATION OF BENEFICIARY.

                  An Eligible Director or Eligible Employee who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Com-mittee. In the event that the Beneficiary designated by an Eligible Director or Eligible Employee dies prior to the Eligible Director or Eligible Employee, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Director's or Eligible Employee's death shall be paid to the executor or administrator of the Eligible Director's or Eligible Employee's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such de ceased person as the Committee may select.


                  SECTION 7.4       MANNER OF DISTRIBUTION.

                  (a) As soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to sections 7.1 and 7.2, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Trustee to the Award holder and shall cause the Trustee to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

                  (b) The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the in vestment intention of the Eligible Director or Eligible Employee or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be pro vided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.


                  SECTION 7.5       TAXES.

                  The Company, the Committee or the Trustee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                                  ARTICLE VIII
                                  ------------

                            AMENDMENT AND TERMINATION
                            -------------------------


                  SECTION 8.1       TERMINATION.

                  The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; PROVIDED, HOWEVER, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Plan, the Trustee shall make distributions from the Trust Fund in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust Fund, if any, to Dime Community Bancorp, Inc.


                  SECTION 8.2       AMENDMENT.

                  The Board may amend or revise the Plan in whole or in part at any time.


                  SECTION 8.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

                  (a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Dime Community Bancorp, Inc. is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, the number of Shares held in the Trust Fund, including Shares covered by Awards, shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Dime Community Bancorp, Inc. is not the surviving entity, the Trustee shall hold in the Trust Fund any money, stock, securities or other property received by holders of record of Shares in connection with such merger, consolidation, or other business reorganization. Any Award with respect to which Shares had been allocated to an Eligible Director or Eligible Employee shall be adjusted by allocating to the Eligible Director or Eligible Employee receiving such Award the amount of money, stock, securities or other property received by the Trustee for the Shares allocated to such Eligible Director or Eligible Employee.

                  (c) Nothing in this section 8.3 shall be deemed to change the otherwise applicable vesting schedule for any Eligible Director or Eligible Employee.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------


                  SECTION 9.1       STATUS AS AN EMPLOYEE BENEFIT PLAN.

                  This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.


                  SECTION 9.2       NO RIGHT TO CONTINUED EMPLOYMENT.

                  Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to a continuation of employment by the Company. The Employers reserve the right to dismiss any Eligible Director or Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.


                  SECTION 9.3       CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.


                  SECTION 9.4       GOVERNING LAW.

                  The Plan shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America. The Plan shall be construed to comply with applicable OTS Regulations.


                  SECTION 9.5       HEADINGS.

                  The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

                  SECTION 9.6       NON-ALIENATION OF BENEFITS.

                  The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a qualified domestic relations order as defined in section 414(p) of the Code.


                  SECTION 9.7       NOTICES.

                  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

                  (a)      If to the Stock Compensation Committee:

                           Dime Community Bancorp, Inc.
                           c/o The Dime Savings Bank of Williamsburgh
                           209 Havemeyer Street
                           Brooklyn, New York 11211

                           Attention:  CORPORATE SECRETARY

                  (b) If to an Eligible Director or Eligible Employee, to the Eligible Director's or Eligible Employee's address as shown in the Employer's records.


                  SECTION 9.8       APPROVAL OF SHAREHOLDERS.

                  The Plan shall not be effective or implemented prior to the one year anniversary of the conversion of Dime Community Bancorp, Inc. to stock form unless approved by the holders of a majority of the total votes eligible to be cast at any duly called annual or special meeting of the Company, in which case the Plan shall be effective as of the later of (a) December 26, 1996 or (b) the date of such approval. If not effective prior to such one year anniversary, the Plan shall be effective on such later date as is specified by the Board.